                                                                    Exhibit 99.2

                                                           For Information
                                                           ---------------
                                                           Mark A. Hellerstein
                                                           Robert T. Hanley
                                                           303-861-8140

            ST. MARY BOARD DECLARES REGULAR SEMI-ANNUAL CASH DIVIDEND

DENVER - October 20, 2004 - St. Mary Land & Exploration Company (NYSE: SM)
today announced that its Board of Directors has declared a regular semi-annual cash dividend of $0.05 per share of common stock. The dividend will be paid
November 15, 2004 to stockholders of record as of the close of business November
5, 2004. St. Mary currently has approximately 28.4 million shares of common stock outstanding.

St. Mary has paid cash dividends to stockholders every year since 1940. Company management currently plans to continue making semi-annual dividend payments at the rate of $0.05 per share for the foreseeable future, subject to future earnings, capital requirements, financial condition, credit facility covenants and other factors.

This release contains forward-looking statements within the meaning of securities laws, including plans for future periods. The words "will" and
"plans" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, production rates and reserve replacement, reserve estimates, uncertainties in cash flow, the availability of attractive exploration and development and property acquisition opportunities and any necessary financing, competition, litigation, environmental matters, and other such matters discussed in the "Risk Factors" section of St. Mary's 2003
Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

                                    PR 04-15